SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2002

FIBERNET TELECOM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue
New York, New York 10022
(Address of principal executive offices including zip code)

(212) 405-6200
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On August 1, 2002, we reported that we were informed on July 25, 2002 by the Securities and Exchange Commission that Arthur Andersen LLP had notified it that Arthur Andersen was unable to perform future audit services for us, effectively terminating our relationship with Arthur Andersen. On August 7, 2002, based upon the recommendation of our Audit Committee and the approval of our Board of Directors, we engaged Deloitte & Touche LLP as our independent auditor for the fiscal year ended December 31, 2002.

During the fiscal years ended December 31, 2000 and 2001 and the subsequent interim period through August 6, 2002, Deloitte & Touche LLP was not engaged as our principal accountant to audit our financial statements nor was it consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERNET TELECOM GROUP, INC. (Registrant)

By:	/s/ MICHAEL S. LISS
Michael S. Liss President and Chief Executive Officer

Dated:    August 8, 2002

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